UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 26, 2004

COGENT COMMUNICATIONS GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31227	52-2337274
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

1015 31st Street N.W.
Washington, DC 20007

(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code:

(202) 295-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02               Unregistered Sales of Equity Securities.

On October 26, 2004, Cogent Communications Group, Inc. (the “Company”) completed the acquisition of NVA Acquisition, Inc. (“NVA”), a company which had acquired certain assets of Aleron Broadband Services, LLC and Dial Access Services, LLC.  In connection with the acquisition, the stockholders of NVA received 3,700.5 shares of the Company’s Series M participating convertible preferred stock.  The sales were made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act.  The press release related to that transaction is attached as Exhibit 99.1 hereto.

Item 5.03               Amendments to Articles of Incorporation or Bylaws; change in Fiscal Year.

In connection with the issuance of Series M preferred stock on October 26, 2004, the Company filed a certificate of designation authorizing the issuance of the Series M preferred stock. Such certificate of designations is attached as Exhibit 3.1 hereto.

Item 9.01               Financial Statements and Exhibits.

(c)   Exhibits:

Exhibit Number	Description

3.1

Certificate of Designations, Preferences and Relative, Participating, Optional and other Special Rights and Qualifications, Limitations and Restrictions of Series M Participating Convertible Preferred Stock.

99.1	Press Release, dated October 25, 2004, announcing the completion of the acquisition of NVA by the Company through a merger between NVA and a wholly-owned subsidiary of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COGENT COMMUNICATIONS GROUP, INC.

Date: October 29, 2004	By:	/s/Thaddeus Weed
Thaddeus Weed
Vice President and CFO